EXTENSION AND WAIVER AGREEMENT

THIS EXTENSION AND WAIVER AGREEMENT (the “Agreement”), dated as of January ____, 2014, is entered into by and among Anpath Group, Inc., a Delaware corporation (the “Company”), and the person identified as the “Holder” on the signature page hereto (the “Holder”).

WHEREAS, on May 14, 2013, the Company and the Holder closed a Securities Purchase Agreement, dated as of May 14, 2013 (the “SPA”), pursuant to which the Holder purchased an Original Issue Discount Secured Promissory Note having a principal amount of $205,000 (the “Note”) from the Company;

WHEREAS, Paragraph 4.3(a) of the SPA provides as follows:

(a)

The Company agrees to cause the Common Stock to be registered under Section  12(g) of the Exchange Act on or before the 180th calendar day following the date hereof. Until the earliest of the time that no Purchaser owns Securities, the Company covenants to maintain the  registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely   file (or obtain extensions in respect thereof and file within the applicable grace period) all reports   required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the   Company is not then subject to the reporting requirements of the Exchange Act.

WHEREAS, Paragraph 4.3(b) of the SPA provides that the Company shall make certain payments to the Holder (defined therein as “Public Information Failure Payments”) if, at any time during the period commencing from the six (6) month anniversary of the date of the SPA and ending at such time as the Securities (as defined in the SPA) may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) of the Securities and Exchange Commission and otherwise without restriction or limitation pursuant to Rule 144, the Company shall fail to satisfy the current public information requirements under Rule 144(c)(1);

WHEREAS, the Company intends to file with the Securities and Exchange Commission a Registration Statement on Form 10 to comply with its registration obligations under Paragraph 4.3(a) of the SPA;

WHEREAS, despite its best efforts, due to the amount of time involved in obtaining an audit of its financial statements for the fiscal years ended March 31, 2013, and 2012, which financial statements are required to be included in the Form 10, the Company will be unable to achieve such registration by the current deadline;

WHEREAS, failure to achieve such registration by the current deadline may violate the terms of Paragraph 4.3(a) of the SPA and trigger the Holder’s right to receive Public Information Failure Payments under Paragraph 4.3(b) thereof;

WHEREAS, the Company and the Holder wish to extend the deadline for obtaining the registration of the Company’s common stock under Section 12(g)  as outlined herein; and

WHEREAS, Paragraph 5.5 of the SPA provides that no provision thereof may be waived, modified, supplemented or amended except in a written instrument signed by the Company and the Holder;

NOW THEREFORE, in consideration of ten dollars ($10) and the mutual covenants and other agreements contained in this Agreement, the Company and the Holder hereby agree as follows:

1.  The deadline for registration of the Company’s common stock under Paragraph 4.3(a) of the SPA is hereby extended to April 30, 2014, and the Holder hereby waives all rights, claims and remedies that it would otherwise have against the Company under the terms of the SPA as a result of the Company’s failure to obtain such registration on or before the 180th day following the date of the SPA, including but not limited to its rights to receive Public Information Failure Payments pursuant to Paragraph 4.3(b) thereof.

2.  Subject to the modifications and amendments provided herein, the SPA, the Note, and the associated Security Agreement and Subsidiary Guarantee (collectively, the “Transaction Documents”) shall remain in full force and effect.  Except as expressly set forth herein, this Agreement shall not be deemed to be a waiver, amendment or modification of any provisions of the Transaction Documents or of any right, power or remedy of the Holder, or constitute a waiver of any provision of the Transaction Documents (except to the extent herein set forth), or any other document, instrument and/or agreement executed or delivered in connection therewith, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder.  Except as set forth herein, the Holder reserves all rights, remedies, powers, or privileges available under the Transaction Documents, at law or otherwise.  This Agreement shall not constitute a novation or satisfaction and accord of the Transaction Documents or any other document, instrument and/or agreement executed or delivered in connection therewith.

4.  The Company hereby represents and warrants to the undersigned that the Company’s representations and warranties set forth in Section 3.1 of the SPA are true and correct as of the date hereof.

5.  Each of the undersigned states that it has read the foregoing Agreement and understands and agrees to it.

6.

All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the SPA.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that all parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were an original thereof.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first written above.

“The Company”

ANPATH GROUP, INC.

/s/ J. Lloyd Breedlove

By: J. Lloyd Breedlove

Its: President

               “Holder”

ALPHA CAPITAL ANSTALT

/s/ Konrad Ackermann

By: Konrad Ackermann

Its: Director